UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: April 13, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed on April 18, 2022 (the “Prior 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”), on April 14, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” or the “Buyer”), and Bighorn Asset Company, LLC (“Bighorn”) as seller, consummated the transactions contemplated in the Purchase and Sale Agreement dated January 30, 2022, by and among Earthstone, EEH and Bighorn (the “Purchase Agreement”) that was previously reported on Form 8-K filed on February 2, 2022 with the SEC. At the closing of the Purchase Agreement, among other things, EEH acquired (the “Bighorn Acquisition”) interests in oil and gas leases and related property of Bighorn located in the Midland Basin, Texas, for a purchase price (the “Purchase Price”) of approximately $640.8 million in cash, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between EEH and Bighorn, and 5,650,977 shares (the “Shares”) of Class A common stock, par value $0.001 per share, of Earthstone (the “Class A Common Stock”). At the closing of the Bighorn Acquisition, 510,638 of the Shares (the “Escrow Shares”) were deposited in a stock escrow account for Bighorn’s indemnity obligations and 5,140,339 of the Shares (the “Closing Shares”) were issued to Bighorn Permian Resources, LLC, an affiliate of Bighorn (“Bighorn Permian”).

The Company is filing this amendment to the Prior 8-K for the purpose of providing (i) the audited consolidated financial statements of Bighorn Permian as of December 31, 2021 (successor) and December 31, 2020 (predecessor) and for the period from February 2, 2021 to December 31, 2021 (successor), the period from January 1, 2021 to February 1, 2021 (predecessor) and for the year ended December 31, 2020 (predecessor), (ii) the unaudited interim condensed consolidated financial statements of Bighorn Permian as of and for the three months ended March 31, 2022, and (iii) the unaudited pro forma financial statements giving effect to the Bighorn Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Consolidated financial statements of Bighorn Permian as of December 31, 2021 (successor) and December 31, 2020 (predecessor) and for the period from February 2, 2021 to December 31, 2021 (successor), the period from January 1, 2021 to February 1, 2021 (predecessor) and for the year ended December 31, 2020 (predecessor) are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Condensed consolidated financial statements of Bighorn Permian as of March 31, 2022 (successor) and December 31, 2021 (successor), for the three months ended March 31, 2022 (successor), for the period from February 2, 2021 to March 31,2021 (successor, and for the period from January 1, 2021 to February 1, 2021 (predecessor) are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of March 31, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 are attached hereto as Exhibit 99.3 and incorporated herein by reference. These unaudited pro forma financial statements give effect to the Bighorn Acquisition on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Moss Adams LLP.
99.1
Consolidated Financial Statements of Bighorn Permian Resources, LLC as of December 31, 2021 (successor) and December 31, 2020 (predecessor) and for the period from February 2, 2021 to December 31, 2021 (successor), the period from January 1, 2021 to February 1, 2021 (predecessor) and for the year ended December 31, 2020 (predecessor).

99.2
Condensed consolidated financial statements of Bighorn Permian Resources, LLC as of March 31, 2022 (successor) and December 31, 2021 (successor), for the three months ended March 31, 2022 (successor), for the period from February 2, 2021 to March 31,2021 (successor), and for the period from January 1, 2021 to February 1, 2021 (predecessor).

99.3
Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of March 31, 2022 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022.

99.4	Consolidated financial statements of Chisholm Energy Holdings, LLC as of December 31, 2021 and for the years ended December 31, 2021 and 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	June 22, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration